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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       NATIONAL COMMERCE BANCORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       NATIONAL COMMERCE BANCORPORATION
                              One Commerce Square
                           Memphis, Tennessee 38150

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 26, 2000

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Commerce Bancorporation will be held in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, on Wednesday, April 26, 2000, at 10:00 a.m., local time, for the following purposes:

    1. To elect the six nominees named in the accompanying Proxy Statement as directors of the Company;

    2. To ratify the appointment of Ernst & Young LLP, independent certified accountants, as auditors of the Company for 2000;

    3. To consider and act upon a proposal to increase by 4,000,000 shares the total number of shares of the Company's Common Stock for which options to purchase may be granted pursuant to the Company's 1994 Stock Plan as Amended and Restated, and

    4. To transact any and all other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 10, 2000, will be entitled to receive notice of and to vote at the Annual Meeting.

  Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 31, 2000.

                                          By Order of the Board of Directors,

                                          David T. Popwell
                                          Secretary

Memphis, Tennessee
March 31, 2000

WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       NATIONAL COMMERCE BANCORPORATION
                              One Commerce Square
                           Memphis, Tennessee 38150

                             ---------------------
                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 26, 2000

                             ---------------------

                                    GENERAL

Purposes of Solicitation

  The Annual Meeting of the Shareholders of National Commerce Bancorporation (the "Company" or "NCBC") will be held on April 26, 2000, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any adjournments thereof. The term "NBC" as used in this Proxy Statement refers to National Bank of Commerce, Memphis, Tennessee, the Company's principal banking subsidiary. This Proxy Statement and the enclosed Proxy are being first mailed to the Company's shareholders on or about March 31, 2000.

Outstanding Voting Securities and Persons Entitled to Vote

  Only shareholders of record as of the close of business on March 10, 2000, will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 108,195,436 shares of Common Stock, each share being entitled to one vote. Appraisal rights for dissenting shareholders are not applicable to the matters being proposed.

Voting Procedures

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote with respect to that matter. A majority of the Common Stock outstanding on the record date must be present to constitute a quorum.

                             ELECTION OF DIRECTORS

  The Company's Charter provides for a Board consisting of not less than three and not more than twenty-five directors. The Company's Charter divides the Board into three classes as nearly equal in number as possible, with each class serving a three-year term and one class elected at each Annual Meeting of Shareholders. The Board of Directors has set at sixteen the number of directors constituting the full Board for the ensuing year.

  At the Annual Meeting of Shareholders, six directors are to be elected as Class II directors for terms that expire at the Annual Meeting of Shareholders to be held in 2003. All of the nominees are members of the present Board and were elected at the Annual Meeting of Shareholders in 1997, except for William R. Reed, Jr. who was elected by the Board of Directors in June 1997.

  The remaining ten directors presently on the Board will continue as members of the Board until their respective terms expire as indicated in the table below. In addition, the Board could, by a majority vote of the entire Board, increase the number of directors to up to twenty-five and fill the vacancies resulting from such increase for the remainder of the term of the classes in which each new directorship is created. Although the Board from time to time considers qualified candidates to become directors, the Board has made no decision to increase the number of directors.

  The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, should any of such nominees become unable to serve, the proxies may be voted for a substitute nominee or nominees or to allow the vacancy created thereby to remain open until filled by the Board.

   The presence of a quorum at the Annual Meeting, either in person or by written proxy, and a favorable vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as director.

  The Board of Directors recommends the shareholders vote for the election of the directors nominated by the Board of Directors.

                           MANAGEMENT OF THE COMPANY

Directors

  The following table sets forth the names of the six nominees for election to the Board as members of Class II, as well as those incumbent directors who are members of Classes I and III. The table also contains, as to each nominee and present director, his age, a brief description of his principal occupation and business experience during the last five years, a description of any position or office held by him with the Company or NBC, directorships of certain publicly held companies (other than the Company) presently held by him, the year in which he was first elected or appointed a director of the Company, the number of shares and percentage of the Company's outstanding Common Stock beneficially owned by him as of February 1, 2000, and certain other information. The information in the table has been furnished by the respective individuals. Except as indicated in the notes to the following table, the persons indicated possess sole voting and investment power with respect to all shares set forth opposite their names.

                                                                   Shares of
                                                                     Common          Percent of
                                                                     Stock             Class
                                     Principal                    Beneficially      Beneficially
                                     Occupation        Year First   Owned As          Owned As
                                for Past Five Years     Elected    of Feb. 1,        of Feb. 1,
   Name                   Age    and Directorships      Director    2000(1)           2000(1)
   ----                   ---   -------------------    ---------- ------------      ------------
Class II: Nominees to serve until Annual Meeting of Shareholders in 2003:
John D. Canale, III#       54 President and CEO of        1989     5,143,520(2)(3)      4.6
                              D. Canale & Co;
                              Secretary-Treasurer of
                              D. Canale Beverages,
                              Inc.; President of
                              D. Canale Food Services,
                              Inc. (wholesale food
                              distributor) until
                              September 1999.
R. Lee Jenkins             70 Private investor            1990        36,000(4)         --
W. Neely Mallory, Jr.      66 President of Mallory        1974       422,412(5)          .4
                              Group, Inc. (3rd party
                              logistics); Mallory
                              Partners; President,
                              Mallory Group
                              Incorporated.
James E. McGehee, Jr.*     70 Chairman, McGehee Realty    1976     3,540,533(6)         3.2
                              and Development Company.
William R. Reed, Jr.       53 Vice Chairman of the        1997       701,249(7)          .6
                              Company since June 1997,
                              Executive Vice President
                              of the Company from
                              August 1995 until June
                              1997, Director of NBC,
                              Chairman of the Board of
                              NBC since July 1998,
                              Chairman of the Board
                              and Chief Executive
                              Officer of NBC Bank, FSB
                              (Knoxville), Chairman of
                              the Board and Chief
                              Executive Officer of NBC
                              Bank, FSB (Roanoke)
G. Mark Thompson#          64 President, Nashville        1997         1,700            --
                              Marketing Area of The
                              Kroger Company until his
                              retirement August 1999
Class III: Incumbents to serve until Annual Meeting of Shareholders in 2001:
R. Grattan Brown, Jr.#     64 Member of the law firm      1978       139,728(8)          .1
                              of Glankler Brown, PLLC
Bruce E. Campbell, Jr.*    69 Chairman of the             1976       503,902(9)          .5
                              Executive Committee;
                              Director of RFS Hotel
                              Investors, Inc. and The
                              Mallory Group.
Thomas M. Garrott*+        62 Chairman of the Board,      1977     1,742,461(10)        1.6
                              President and Chief
                              Executive Officer of the
                              Company, Chief Executive
                              Officer and Chairman of
                              the Board of NBC until
                              July 1998.
Harry J. Phillips, Sr.*+   70 Chairman of the             1977     1,484,485(11)        1.3
                              Executive Committee of
                              Browning-Ferris
                              Industries, Inc. (waste
                              disposal service) until
                              July 1999. Director of
                              RFS Hotel Investors,
                              Inc. and Buckeye
                              Technologies, Inc.
                              Director of Buckman
                              Laboratories
                              International, Inc.
                              until April 1999.
                              Director of Morgan
                              Keegan since April 1997.

                                                                Shares of
                                                                  Common       Percent of
                                                                  Stock          Class
                                  Principal                    Beneficially   Beneficially
                                  Occupation        Year First   Owned As       Owned As
                             for Past Five Years     Elected    of Feb. 1,     of Feb. 1,
   Name                Age    and Directorships      Director    2000(1)        2000(1)
   ----                ---   -------------------    ---------- ------------   ------------
Class I: Incumbents to serve until Annual Meeting of Shareholders in 2002:
Frank G. Barton, Jr.#   67 Chairman of the Board of    1977      262,332(12)       .2
                           the Barton Group, Inc.
                           (retail equipment
                           sales).

James H. Daughdrill,    66 President, Rhodes           1999          100          --
 Jr.#                      College until his
                           retirement June 1999.
Thomas C. Farnsworth,   62 Real Estate and             1977      900,447           .8
 Jr.+*                     Investments.
Lewis E. Holland*+      57 Vice Chairman of the        1997      296,280(13)       .3
                           Company since January
                           1997, Executive Vice
                           President from August
                           1995 to June 1997,
                           President of NBC from
                           January, 1998 until July
                           1998, Treasurer and
                           Chief Financial Officer
                           of the Company and Vice
                           Chairman and Director of
                           NBC since July 1994
J. Bradbury Reed        59 Member of law firm of       1998        8,286          --
                           Bass, Berry and Sims,
                           PLC
Phillip H. McNeill,     61 Chairman and Chief          1999       78,662(14)       .1
 Sr.+#                     Executive Officer of
                           Equity Inns, Inc.

----------
 *   Member of the Executive Committee of the Board of Directors
 #   Member of the Audit Committee of the Board of Directors
 + Member of the Salary and Benefits Committee of the Board of Directors. Messrs. Garrott and Holland are ex-officio members of the Committee.
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
 (2) Does not include shares owned by Peggy W. Canale or Christopher W. Canale, either individually or as trustee, who are the mother and brother, respectively, of John D. Canale, III.
 (3) Includes 325,500 shares owned by the estate of his father, John D. Canale. As an executor of the estate, Mr. Canale shares investment and voting power. Also includes 4,661,312 shares held by D. Canale & Co. as to which Mr. Canale has a 50% voting interest. Also includes 400 shares held by Mr. Canale as custodian for his nephew as to which he disclaims any beneficial interest.
 (4) Includes 6,000 shares owned by Mr. Jenkins's wife, as to which Mr. Jenkins disclaims any beneficial interest.
 (5) Includes 4,000 shares owned by Mr. Mallory's wife, as to which Mr. Mallory disclaims any beneficial interest.
 (6) Includes 3,035,955 shares held by certain family entities, foundations or members over which Mr. McGehee retains voting control but as to which Mr. McGehee disclaims any beneficial interest. Mr. McGehee has no investment power with regard to 1,499,337 of those shares.
 (7) Includes 60,017 shares attributable to Mr. Reed pursuant to the Company's Employee Stock Ownership Plan With 401K Provisions ("ESOP/401K") and 225,000 shares that he has the right to purchase upon the exercise of stock options. Includes 256,600 shares held by Mr. Reed's wife as to which Mr. Reed disclaims any beneficial interest.
 (8) Includes 15,476 shares held by Mr. Brown's wife as to which he disclaims any beneficial interest.
 (9) Includes 77,420 shares held by his wife, sons, and daughter-in-law as to which he disclaims any beneficial interest, and 246,204 shares held jointly by Mr. Campbell and his wife.
(10) Includes 141,000 shares that Mr. Garrott has the right to purchase upon the exercise of stock options, 86,243 shares attributable to Mr. Garrott in the Company's ESOP/401K as to which Mr. Garrott has the power to direct voting. Also includes 99,893 shares held in trust for the benefit of his children and 95,248 shares held by Mr. Garrott's wife, as to which Mr. Garrott disclaims any beneficial interest.
(11) Includes 204,283 shares owned by Mr. Phillips's wife, as to which Mr. Phillips disclaims any beneficial interest and 1,081,200 shares owned by a general partnership in which he shares voting and investment power.
(12) Includes 8,340 shares held by Mr. Barton and his wife as custodians for their son, as to which Mr. Barton disclaims any beneficial interest.
(13) Includes 2,758 shares attributable to Mr. Holland pursuant to the ESOP/401K and 173,000 shares that he has the right to purchase upon the exercise of stock options.
(14) Includes 740 shares owned by Mr. McNeill's wife, as to which he disclaims any beneficial interest.

Compensation of Directors

  During 1999 the Company's directors were paid a fee of $2,000 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended ($250 for the committee chairman). Except for directors who are officers of the Company or its subsidiaries, the directors of the Company receive an annual retainer of $4,000 from the Company, payable semi-annually. Pursuant to the provisions of the Company's 1994 Stock Plan, the outside directors of the Company who attended six of six of the Board's meetings during the year received 100 shares of NCBC stock as additional compensation for their attendance.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and greater than 10% shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from such Reporting Persons with respect to the period from January 1, 1999 through December 31, 1999, the Company is not aware of any Section 16(a) reports that were required to be filed by a Reporting Person and were not filed on a timely basis.

Management Stock Ownership

  The following table sets forth the number of shares of Common Stock and the percentage of shares of Common Stock outstanding beneficially owned by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company and its subsidiaries and all directors and executive officers as a group, as of February 1, 2000.

                                             Number of Shares of
                                          Common Stock Beneficially   Percent of
                                         Owned as of February 1, 2000   Class
                                         ---------------------------- ----------
Thomas M. Garrott......................            1,742,461(1)           1.6%
William R. Reed, Jr....................              701,249(2)             *
Lewis E. Holland.......................              296,280(3)             *
Gary L. Lazarini.......................              504,869(4)             *
Mackie H. Gober........................              543,497(5)             *
All directors and executive officers as
 a group
 (20 persons)..........................           16,813,385(6)(7)       15.1

--------
 *  Less than 1% of the Company's outstanding shares of Common Stock.
(1) See Note 10 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(2) See Note 7 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(3) See Note 13 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(4) Includes 99,507 shares attributable to Mr. Lazarini pursuant to the Company's ESOP/401K, 176,200 shares that he has the right to purchase upon the exercise of stock options. Includes 132,584 shares held by Mr. Lazarini's wife as to which Mr. Lazarini disclaims any beneficial interest.
(5) Includes 61,329 shares attributable to Mr. Gober pursuant to the Company's ESOP/401K and 154,000 shares that he has the right to purchase upon the exercise of stock options.
(6) Includes an aggregate of 971,200 shares of Common Stock purchasable upon the exercise of stock options by the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group. Also includes an aggregate of 375,947 shares under the Company's ESOP/401K.
(7) Does not include Common Stock beneficially owned by Directors Emeritus, NBC Directors, other officers of the Company or its Management Committee who are not listed above (approximately 7%).

Board Committees and Attendance

  The Company's Board of Directors has three principal standing committees-- the Executive Committee, the Audit Committee, and the Salary and Benefits Committee. The Executive Committee, composed of Messrs. Campbell (Chairman), Garrott, Holland, McGehee, and Phillips, has, and may exercise, all the authority of the full Board between Board meetings with respect to matters other than the amendment of the Charter or By-laws of the Company, the adoption of a plan of merger or consolidation, or the disposition of substantially all of the assets or dissolution of the Company.

  The membership and principal functions of the Audit Committee are described under the caption "ACCOUNTING MATTERS" below.

  The membership and principal functions of the Salary and Benefits Committee are described under the caption "REPORT OF THE SALARY AND BENEFITS COMMITTEE" below.

  During 1999, the Board of Directors held six meetings. The Executive Committee met four times and the Audit Committee met six times during 1999. The Salary and Benefits Committee held five meetings during 1999.

  Because of conflicting schedules, in 1999 Messrs. Jenkins, Mallory, and Phillips, attended fewer than 75% of the Company's Board meetings and meetings of committees of the Board on which they served.

               COMPENSATION OF MANAGEMENT AND OTHER INFORMATION

Summary Compensation Table

  The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries (hereinafter referred to as the "named executive officers").

                                                                      Annual                 Long-term
                                                                   compensation            compensation
                                                             ------------------------- -----------------------
                                                                                              Awards
                                                                                       -----------------------
                                                                               Other                Securities
                                                                              annual                underlying
                                                                             compensa- Restricted    options   All other
                                                             Salary   Bonus    tion      stock       granted   compensa-
              Name and principal position               Year ($)(1)    ($)      (2)    awards ($)     (#)(4)   tion ($)
              ---------------------------               ---- ------- ------- --------- ----------   ---------- ---------
 Thomas M. Garrott...... Chairman of the Board,         1999 559,000 535,000  171,182   532,500(3)    65,000   2,385,487(5)
                         President, Chief Executive     1998 536,000 510,000        0         0       80,000           0
                         Officer and Director of the    1997 509,000 485,000        0         0      160,000           0
                         Company;  Director of NBC
 William R. Reed, Jr. .. Vice Chairman of the           1999 293,000 184,280   14,588         0       25,000      36,638(5)
                         Company, Chairman and          1998 278,000 184,500        0         0       40,000           0
                         Director of NBC, Chairman      1997 226,660 157,500        0         0       60,000           0
                         of the Board and Chief
                         Executive Officer of NBC
                         Bank, FSB (Knoxville), and
                         NBC Bank, FSB (Roanoke)
 Lewis E. Holland ...... Vice Chairman, Treasurer,      1999 295,000 170,730      930         0       25,000      41,881(5)
                         and Chief Financial Officer    1998 291,000 197,250        0         0       40,000           0
                         of the Company, Vice           1997 257,692 187,500        0         0      100,000           0
                         Chairman and Director of NBC
 Gary L. Lazarini....... Chairman of NBC Capital        1999 205,000  61,500    2,952         0       15,000      49,265(5)
                         Markets Group, Inc. and        1998 195,000  87,750        0         0       15,000           0
                         Executive Vice President of    1997 185,000  90,650        0         0       20,000           0
                         NBC
 Mackie H. Gober........ Executive Vice President of    1999 192,000  81,000        0         0       10,000      40,522(5)
                         the Company                    1998 184,000  57,800        0         0            0           0
                                                        1997 177,000  57,750        0         0       20,000           0

---------
(1) The Company also provides certain perquisites and other personal benefits to the named executive officers which do not exceed either $50,000 or 10% of each named executive officer's total annual salary and bonus. Includes directors' fees of an aggregate of $24,000 paid to Mr. Garrott, $22,000 paid to Mr. Reed, $24,000 paid to Mr. Holland and $12,000 paid to Mr. Gober for 1999; an aggregate of $26,000 paid to Mr. Garrott, $32,000 paid to Mr. Reed $28,000 paid to Mr. Holland and $14,000 paid to Mr. Gober for 1998; and an aggregate of $24,000 paid to Mr. Garrott, $22,000 paid to Mr. Reed, $20,000 paid to Mr. Holland and $12,000 paid to Mr. Gober for 1997.
(2) Other annual compensation includes interest on deferred compensation.
(3) During 1999, Mr. Garrott received 30,000 shares of restricted stock. Dollar amount shown equals number of shares multiplied by stock price on grant date. Dividends are paid on shares of restricted stock at the same rate as on unrestricted shares.
(4) Options adjusted for 2-for-1 stock split effective July 1, 1998.
(5) Includes split dollar life insurance premiums. During 1999, Mr. Garrott received a lump sum payment in the amount of $2,296,998 in accordance with an amended employment agreement which extends the date upon which he may elect to be employed on part-time status.

Stock Option Plans

  During 1994, the shareholders approved the Company's 1994 Stock Plan (the "1994 Plan"), which reserved 6,200,000 shares of Company's Common Stock for use under the 1994 Plan. Unoptioned shares under previous plans were transferred to reserved shares for the 1994 Plan. In 1997, the shareholders approved an additional 2,000,000 shares for the reserve.

  Options are granted at the then prevailing market price. Options become exercisable in equal parts at the end of the year of grant over the succeeding five to ten years under the Plan. The Plans are restricted to eligible officers and key employees. Amounts set forth in the following tables reflect the effect of all stock dividends and splits declared through 1999.

Option Grants In Last Fiscal Year

  The following table sets forth certain information with respect to the grant of stock options under the Company's Stock Plans to the named executive officers for the year ended December 31, 1999.

                   Individual Grants(1)
-----------------------------------------------------------
                                                                 Potential
                                                             realizable value
                          Percent of                            at assumed
                             Total                             annual rates
               Number of    options                           of stock price
              Securities  granted to   Exercise                appreciation
              Underlying   employees      or                  for option term
                Options       in      Base Price Expiration -------------------
    Name      granted (#) Fiscal Year   ($/SH)      date       5%       10%
    ----      ----------- ----------- ---------- ---------- -------- ----------
Thomas M.
 Garrott.....   65,000        6.2%     $17.750    1-14-09   $562,799 $1,385,423
William R.
 Reed, Jr. ..   25,000        2.4       17.750    1-14-09    216,461    532,855
Lewis E.
 Holland ....   25,000        2.4       17.750    1-14-09    216,461    532,855
Gary L.
 Lazarini....   15,000        1.4       17.750    1-14-09    129,877    319,713
Mackie H.
 Gober.......   10,000        1.0       17.750    1-14-09     86,585    213,142

--------
(1) Options become exercisable in equal parts over the five years succeeding the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

  The following table sets forth certain information with respect to options exercised during 1999 and the value of unexercised options and SARs held by the named executive officers of the Company and its subsidiaries at December 31, 1999.

                             1999 Exercises
                         ----------------------
                                                        Number of
                                                       Securities                 Value of
                                                       Underlying                unexercised
                           Shares                      unexercised              in-the-money
                         acquired on   Value          options/SARs              options/SARs
                          exercise    realized        at FY-End (#)            at FY-end($)(2)
   Name                      (#)       ($)(1)   exercisable/unexercisable exercisable/unexercisable
   ----                  ----------- ---------- ------------------------- -------------------------
Thomas M. Garrott.......   168,000   $2,961,480      141,000/204,000        $1,898,428/$2,103,750
William R. Reed, Jr. ...       --           --       225,000/ 80,000         2,765,220/   186,000
Lewis E. Holland........   220,000   $3,965,282      173,000/104,000         1,438,372/   310,000
Gary L. Lazarini........       --           --       176,200/ 33,000         2,857,618/   297,313
Mackie H. Gober.........       --           --       154,000/ 28,000         2,456,727/   333,500

----------
(1) Market value of underlying securities at exercise minus the exercise price.
(2) Market price at year end less exercise price.

Pension Plan Table

  The Company maintains a non-contributory, defined benefit retirement plan, which covers all eligible employees of the Company. The following table describes estimated retirement benefits payable under the retirement plan to employees in the specified period-of-service and compensation classifications, assuming retirement at age 65 on February 1, 2000. Retirement benefits are not subject to social security deductions or offsets.

                               Credited Service
 Final     --------------------------------------------------------------------
  Pay      5 Years    15 Years    20 Years    25 Years    30 Years    35 Years
--------   -------    --------    --------    --------    --------    --------
$125,000   $11,205    $33,614     $44,817     $56,022     $67,225     $ 78,431
 150,000    13,630     40,888      54,517      68,146      81,775       95,404
 175,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 200,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 225,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 250,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 300,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 400,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 450,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*
 500,000    15,570*    46,708*     62,276*     77,846*     93,414*     108,984*

----------
* Represents the maximum legal permissible benefit under the retirement plan for individuals retiring in 2000.

  The retirement plan contains a five-year vesting requirement, effective January 1, 1989, and provides remuneration upon retirement at age 65 based generally upon average compensation for the five calendar years preceding retirement and years of service, with additional preretirement disability and death benefits. Benefits are calculated on the normal retirement option available to participants, which is ten years certain and life. Compensation covered by the retirement plan includes base salaries, overtime pay, commissions and bonuses. Covered compensation for commissioned employees is limited to $100,000. In 1999, covered compensation for Messrs. Garrott, Reed, Holland, Lazarini and Gober was $1,135,000, $489,280, $475,730, $311,500 and $271,000, respectively. At
December 31, 1999, Messrs. Garrott, Reed, Holland, Lazarini and Gober had 17, 30, 6, 40 and 28 years of credited service, respectively, under the retirement plan.

  The Board of Directors has also adopted a restoration pension plan that would restore any portion of the pension payable to any participant in the retirement plan which cannot be paid from such retirement plan due to the maximum benefit limitations imposed by Section 415 and by the maximum compensation limitations imposed by Section 401(a)(17) of the Internal Revenue Code. If Messrs. Garrott, Reed, Holland, Lazarini and Gober work for NBC until age 65 at their 1999 rate of compensation, the restoration pension plan will provide additional annual benefits of $592,514, $230,629, $129,047, $120,694 and $63,823, respectively.

Employment Agreements

  NBC entered into an employment agreement with Mr. Thomas M. Garrott dated as of September 1, 1993, and by assignment, entered into as of December 17, 1999, Mr. Garrott's Employment Agreement was assigned by NBC to NCBC. NBC entered into employment agreements with Mr. William R. Reed, Jr. dated as of January 1, 1992, Mr. Gary L. Lazarini and Mr. Mackie H. Gober dated as of September 1, 1993 and Mr. Lewis E. Holland dated as of July 1, 1994. The aforementioned agreements are herein individually referred to as an "Agreement" and collectively as the "Agreements". Except as noted below, each Agreement contains substantially the same terms and provisions. The Agreements supersede and terminate any other agreements previously existing concerning employment or compensation for such officers, except for the Deferred Compensation Agreement for Mr. Garrott described below, which remains in effect.

  Mr. Garrott will be employed by NCBC in his current position for a continuously renewing term of five years until he reaches age 65, at which time the term automatically becomes a continuously renewing term of one year until notice of termination is given by either party. Mr. Garrott is employed at a guaranteed annual base salary of $600,000 (which may be increased at the discretion of NCBC). Mr. Reed will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annually base salary of $305,000 (which may be increased at the discretion of NBC). Mr. Lazarini will be employed by NBC in his current position for a continuously renewing term of three years until he reached age 65 at a guaranteed annual base salary of $250,000 (which may be increased at the discretion of NBC). Mr. Holland will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65 at a guaranteed annual base salary of $305,000 (which may be increased at the discretion of NBC). Mr. Gober will be employed by NCBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $190,000 (which may be increased at the discretion of NBC).

  Each Agreement may be terminated by the respective employer for cause (as defined in the Agreements). In addition, the Agreements of Messrs. Garrott, Reed, Lazarini and Gober may be terminated without cause upon the giving of five years' notice for Mr. Garrott and upon the giving of three years' notice to Messrs. Reed, Lazarini and Gober during which time the officer would be converted to part-time status as described below. The Agreement of Mr. Holland may be terminated without cause upon giving of written notice to Mr. Holland and Mr. Holland would immediately be placed on part-time status, as described below, until age sixty-five (65). Further, under the Agreements of Messrs. Garrott, Reed, Lazarini, Holland and Gober, in the event that (i) NBC breaches the terms of the respective Agreements in any material respect, (ii) the respective officer is not reelected or reappointed to his current position (without cause), or (iii) under Mr. Garrott's Agreement, the officer's duties, responsibilities, powers, authority and functions are increased, changed or diminished (without cause and without the officer's consent), or under Mr. Reed's, Mr. Lazarini's, Mr. Holland's and Mr. Gober's Agreement, their duties, powers and authority are diminished (without cause and without the officer's consent), the respective officers are entitled to convert to part-time status for the terms permitted in their respective Agreements.

  If Messrs. Garrott, Reed, Lazarini, Holland or Gober are converted to part-time status, the officer would be entitled to a guaranteed annual base salary equal to seventy-five percent (75%) of the officer's average annual total direct compensation (as defined in the Agreements) for a period of up to five years for Mr. Garrott and three years for Mr. Reed, Mr. Lazarini and Mr. Gober. If Mr. Holland converts to part-time status, the officer would be entitled to a guaranteed minimum annual base salary (a) from the date the officer goes on part-time status for a period of 5 years or (b) from the date he goes on part-time status until he attains age 65, whichever is shorter, in an amount equal to 75% of the officer's average of annual total direct compensation (as defined in the Agreement) provided that the guaranteed minimum annual base salary shall not be less than 75% of $300,000. Each Agreement also provides that the officer may elect to terminate the Agreement at any time upon 90 days' notice (with or without cause) and upon such termination receive his salary as provided in the Agreement during the 90-day notice period and a lump-sum payment equal to three month's pay upon the expiration of such 90-day period. Under Mr. Garrott's Agreement, on or after May 3, 2001, and while employed on active status, Mr. Garrott is entitled to convert to part-time status until age 65.

  The Agreements provide that in the event of a "change of control" (as defined below) involving NBC or the Company, Mr. Garrott and Mr. Holland, if on full-time or part-time status, and Mr. Reed, Mr. Lazarini and Mr. Gober if on a full-time status or during the first twelve months of part-time status, may elect to receive severance pay in an amount equal to three times the officer's average annual compensation for the most recent five-year period preceding the change in control minus one dollar. In addition to the foregoing severance payment, Mr. Garrott, Mr. Holland, Mr. Reed, Mr. Lazarini and
Mr. Gober, within five business days after delivery of a Notice of Exercise (as defined in the Agreements) are entitled to receive (1) a bonus payment based on the highest annual bonus paid or payable during the three years immediately prior to the date of the Notice of Exercise prorated based on the number of days in the current fiscal year through the date of Notice of Exercise and (2) an additional payment equal to the amount which the officer would receive under the restoration pension plan if his employment had continued for three years after the Notice of Exercise and assuming that the officer's compensation in each of the three years is the officer's highest base salary during the three year period immediately preceding the date of the Notice of Exercise. Further, for three years after the date of Notice of Exercise, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide welfare benefits for three years after the date of the Notice of Exercise. Payment of such amounts terminates the officer's right to receive the guaranteed annual base salary pursuant to the Agreement; however, such amounts would be in addition to amounts otherwise payable to the officer under the Agreement (including reimbursement of expenses and attorney's fees) and other current or future oral or written agreements or plans.

  The Agreements further provide that NBC or NCBC, as the case may be, will indemnify the officer for adverse tax consequences arising out of the assertion that any payments under the Agreements are subject to any special excise or similar purpose tax directed at change of control payments. The value received from accelerated vesting of stock options as a result of a change in control may also be deemed to be change in control programs. If aggregate change of control payments equal or exceed three times the officer's average annual compensation for the most recent five-year period preceding the change in control, such an excise tax could be asserted. In such case, the payments also will not be deductible by the Company for federal income tax purposes. A change in control is deemed to occur if, with or without the approval of the Board of Directors of NCBC or NBC, (i) more than 25% of the voting stock of NBC or NBC's parent (a company owning 25% of the voting stock of NBC) is acquired by any person other than a person that includes the officer, or (ii) as the result of a tender offer, merger, consolidation, sale of assets, contested election, or any combination of such transactions, the persons who were directors of NBC or NBC's parent immediately before the transaction shall cease to constitute a majority of the Board of Directors of NBC, NBC's parent, or any successor to either.

  The Agreements also include provisions that prohibit Messrs. Garrott, Reed, Holland, Lazarini and Gober during the terms of their respective Agreements and for two years thereafter from engaging in commercial banking activity in Shelby County, Tennessee (or in any other county in which NBC or its affiliates engage in banking activity representing a specified minimum amount of income of NBC or its affiliates), unless the officer's employment is terminated for cause (as defined in the Agreement). In addition, Mr. Garrott is prohibited from engaging in any business related to banking in supermarkets or other retail stores for the same period. The Agreements provide for benefits to Messrs. Garrott, Reed, Holland, Lazarini and Gober (or their designated beneficiaries) in the event of disability or death. Mr. Garrott's Agreements also provide certain medical and dental insurance benefits for the employee and his spouse.
  On December 1, 1983, NBC and Mr. Garrott entered into a Deferred Compensation Agreement which entitled Mr. Garrott to receive monthly retirement benefits equal to the excess, if any, of the monthly retirement benefits that would have been payable to Mr. Garrott under the Company's Retirement Plan if Mr. Garrott had been employed by the Company since January 1, 1964, over the monthly retirement benefits actually payable to Mr. Garrott under his previous employer's pension plan.

                  REPORT OF THE SALARY AND BENEFITS COMMITTEE

  The Salary and Benefits Committee (the "Committee") of the Board of Directors of the Company reviews the Company's executive compensation policies and programs and submits recommendations to the Board of Directors. The members of the Committee are Messrs. Phillips (Chairman), Farnsworth and McNeill, all of whom are non-employee directors. Messrs. Garrott and Holland, who are employee directors, are ex-officio members of the Committee.

  During 1999, the Committee re-engaged the services of Towers Perrin, a nationally recognized compensation consulting firm, to update the findings and recommendations of their previous 1994 executive compensation study. The study compares the compensation practices of NCBC to other financial institutions based on asset size, earnings performance, market capitalization and survey data (the "Peer Group"). The Committee believes that the Peer Group is an appropriate peer group for compensation comparison purposes as it indicates how comparably sized financial institutions were compensating executives with similar responsibilities as those of the Company's executive officers.

  Compensation awarded to executive officers is designed to assure that the Company continues to attract, motivate and retain executives of superior abilities. The Company's general goal for compensating its executive officers is to provide competitive compensation in the median to upper range of that received by executive officers with similar duties and responsibilities at financial institutions in the Peer Group, although the Company's financial performance exceeds the 90th percentile.

  The compensation of the Company's top executive officers, including the Chief Executive Officer, is specifically linked to the overall financial performance of the Company. Annual incentive bonuses are awarded to executive officers on the basis of group, division, individual and overall corporate performance. The Company must achieve both a Return on Equity of 20% and Earnings per Share growth of 16% over the prior year for its Executive Officers to receive any bonus payments. Maximum bonus payments are made if both 20% Earnings per Share growth and Return on Equity are achieved. The Company's compensation program rewards key officers for the enhancement of shareholder value by providing key officers with appropriate ownership interests in the Company through awards of stock options. In reviewing the performance of the Company's key officers other than Mr. Garrott, the Committee takes Mr. Garrott's recommendations into account.

Base Salary

  Each executive officer's base salary is based primarily upon the competitive market for the executive officer's services. However, Messrs. Garrott, Holland, Reed, Lazarini and Gober are guaranteed minimum base salaries in accordance with the terms and conditions of their respective employment agreements. See "COMPENSATION OF MANAGEMENT AND OTHER INFORMATION--Employment Agreements."

Annual Incentive Plan

  The Company's annual incentive plan is designed to give executive officers and other key employees additional incentive to maximize the Company's long-term return for its shareholders. The cash awards under the Company's annual incentive plan to its executive officers are determined by a two-step process that considers both the performance of the Company as a whole during the year and the individual performance of each executive officer.

  Annual incentive awards for certain executive officers in 1999 were awarded pursuant to an annual incentive plan approved by the Committee and ratified by the Board of Directors. In 1999, the annual incentive plan allowed participants to earn a bonus based upon (1) the Company's 1999 earnings growth, defined as the Company's consolidated net income per share from operations comparing 1999 to 1998, (2) achievement of a minimum return on equity, and if applicable, (3) individual performance standards. Each component was considered separately. The individual performance criteria of Messrs. Holland, Reed, Lazarini and Gober included a targeted increase in the net income of certain subsidiaries of the Company and the achievement of specific results for the Company and its subsidiaries. Under this plan, amounts awarded to the top five members of executive management were between 30% and 100% of base salary.

Stock Option Plans

  The Committee considers stock options under the 1994 Plan for key employees, including key executive officers of the Company and its subsidiaries. Stock options are designed to align the interests of the Company's officers with those of its shareholders. Stock options are granted by the Committee to those key employees whose responsibilities place them in a position to make contributions to the overall financial success of the Company. These options are granted with an exercise price equal to the market price of the Common Stock on the day of grant and vest ratably over a period of five years. Since the full benefits of these options cannot be realized unless the Company's stock price appreciates over time, the creation of shareholder value is facilitated. More than 450 key employees of the Company and its subsidiaries have been granted stock options. This represents approximately 23% of the total full-time employees of the Company and its subsidiaries.

  In 1999, the Committee approved grants of non-qualified stock options to executive officers based upon the performance contributions of the particular executive officer in light of the same individual performance factors utilized in determining incentive awards, as described above, and the recommendations of an independent executive compensation consulting firm. The consultants considered comparable levels of responsibilities at peer banks based on asset size, market capitalization and overall financial performance.

Chief Executive Officer's 1999 Compensation

  The base salary of Mr. Garrott was increased during 1999 to $535,000. The Committee specifically considered (i) Mr. Garrott's individual performance as Chairman, President and Chief Executive Officer, (ii) the Company's strong financial performance and (iii) the compensation paid to the chief executive officers of banking institutions of comparative size. The factors were considered subjectively, and none were given any specific weight. While the Company exceeded the 90th percentile of industry performance, Mr. Garrott's compensation approximated that of the 50th percentile of the Peer Group.

  Based on the Company's attaining over 20% growth in consolidated net income and over 20% return on equity Mr. Garrott earned a bonus equal to 100% of his base salary (i.e. $535,000 bonus award) in accordance with the terms of the Company's 1999 Incentive Compensation Plan. Mr. Garrott was also awarded an option grant of 65,000 shares of common stock and 30,000 shares of restricted stock. The Committee considered the Company's overall performance, Mr. Garrott's contribution to the Company's success and the number of options previously granted to Mr. Garrott.

                                          Harry J. Phillips, Sr.
                                          Thomas C. Farnsworth, Jr.
                                          Phillip H. McNeill, Sr.

  The Compensation Committee report of Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

                       FIVE-YEAR STOCK PERFORMANCE GRAPH

  The line graph below reflects the cumulative five-year shareholder return (assuming reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Stock Index and the KBW 50 Bank Stock Index compiled by Keefe Bruyette & Woods, Inc., an investment banking firm (the "KBW 50 Bank Stock Index"). The graph reflects investment of $100 on December 31, 1994 in the Company's Common Stock, the S&P 500 Index and the KBW 50 Bank Stock Index.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                    NCBC, S&P 500, KBW 50 BANK STOCK INDEX
                    (PERFORMANCE RESULTS THROUGH 12/31/99)

                             [GRAPH APPEARS HERE]

          1994     1995     1996     1997     1998    1999
        -------  -------  -------  -------  -------  -------
NCBC    $100.00  $118.66  $177.19  $332.44  $360.60  $442.15
SP 500  $100.00  $137.51  $169.47  $226.04  $290.63  $351.78
KBW 50  $100.00  $160.20  $226.68  $331.41  $358.88  $346.43

              CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

  Some of the officers and directors of the Company, including some of the nominees described above, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions with the Company's subsidiaries in the ordinary course of business, including borrowings. As of December 31, 1999, the Company's subsidiary banks had an aggregate of approximately $54,780,000 (9.82% of NCBC's equity and 1.37% of NCBC's net loans) in loans outstanding to such persons. This aggregate amount was comprised of loans to officers, directors and nominees in the amount of $2,522,000 and loans to immediate family members and corporations or other organizations that are associates of such persons in the amount of approximately $52,258,000. An aggregate of approximately $52,971,000 of this total represented loans outstanding to three directors and their associates. All of the foregoing loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

  Many of the officers, directors and nominees of the Company and their associates and immediate family members maintain deposit relationships with the Company's subsidiaries in various types of accounts, including certificates of deposit. Interest rates paid on deposits of officers, directors and nominees and their associates and immediate family members are substantially similar to rates paid for comparable deposits of parties who are not affiliated with the Company.

  In December, 1987, NBC issued $1,025,000 in term notes to the Mallory Partners, a Tennessee general partnership of which W. Neely Mallory, Jr., a director of the Company, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

  R. Grattan Brown, Jr., a director of the Company, is a partner in the law firm of Glankler Brown, PLLC. That firm from time to time represents NBC and certain other subsidiaries.

  J. Bradbury Reed, a director of the Company, is a partner in the law firm of Bass, Berry and Sims PLC. That firm from time to time represents NBC and certain other subsidiaries.

  During 1993, Bruce E. Campbell, Jr., the former Chief Executive Officer of the Company exercised his right under his employment agreement to convert to part-time status until age 65. Upon reaching age 65 on March 7, 1996, Mr. Campbell retired and has been retained by the Company as a consultant. Pursuant to his consulting agreement, Mr. Campbell was paid a consulting fee of $50,000 during 1999. During 1999, he received additional compensation consisting of director's fees of $13,900.

Compensation Committee Interlocks and Insider Participation

  Messrs. Farnsworth, McNeill and Phillips, all of whom are non-employee directors, serve as members of the Company's Salary and Benefits Committee. Some of the officers and directors of the Company, including Messrs. Farnsworth, Phillips and McNeill, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions with the Company's subsidiaries in the ordinary course of business, including borrowings. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information concerning each person known to the Board of Directors of the Company to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of Common Stock of the Company as of February 1, 2000.

                                        Amount Beneficially
                                            Owned as of
     Name and Address                    February 1, 2000   Percent of Class(1)
     ----------------                   ------------------- -------------------
National Bank of Commerce..............      9,576,736(2)          8.59%
One Commerce Square
Memphis, Tennessee 38150
Putnam Investments.....................      5,643,861             5.06
One Post Office Square
Boston, MA 02109

----------
(1) For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
(2) NBC has sole voting power with respect to 4,509,233 shares; shares voting power with respect to 483,450 shares; and has no voting power with respect to 4,584,053 shares. NBC has sole investment power with respect to 3,230,868 shares; shares investment power with respect to 5,351,946 shares; and has no investment power with respect to 993,922 shares. NBC has no beneficial interest in any of such shares. NBC intends to vote all of the 4,509,233 shares that it has discretion to vote in favor of each matter set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. As a general rule, where NBC shares voting power under these arrangements, it allows the person with whom that power is shared to vote such shares. The shares shown are held by NBC in various fiduciary or agency capacities and do not include 4,128,484 shares (3.7%) owned by the Company's ESOP/401K.

                   APPROVAL OF AMENDMENT OF 1994 STOCK PLAN

  At its meeting on January 19, 2000, the Salary and Benefits Committee (the "Committee") recommended to the Board of Directors, subject to shareholder approval, the amendment of the National Commerce Bancorporation 1994 Stock Plan as Amended and Restated (the "Plan"), to increase by 4,000,000 the number of shares of the Company's Common Stock for which options may be granted. If the stockholders approve the amendment to the Plan, a total of 12,200,000 shares of the Company's Common Stock may be granted pursuant to the Plan. The Committee has previously granted options to purchase 9,114,788 shares pursuant to the Plan. There are 180,960 Shares presently available for issuance under the Plan. As of March 10, 2000, there were 5,409,461 unexercised options. The Board recommends that the shareholders of the Company approve the Plan. The affirmative vote of the majority of the Shares of the Company's Common Stock issued and outstanding present in person or represented by proxies at the 2000 annual meeting, is required for approval of the Plan.

  Plan Description. The Plan was approved by the Company's shareholders at the 1997 Annual Meeting of the shareholders. The Company's shareholders approved the amendment and restatement of the Plan at the 1997 Annual Meeting of shareholders. The purpose of the Plan is to promote the interests of the Company and its subsidiaries by encouraging key employees to continue their association with the Company and its subsidiaries and by providing such employees with additional incentives to increase the value of the Company's Common Stock (the "Stock"). The Plan provides for the Committee to grant incentive stock options ("ISOs") within the meaning of (S) 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQOs"), options which do not satisfy the requirements of (S) 422. The Committee also may award grants of Restricted Stock which become effective upon the satisfaction of one or more objective employment or other grant conditions. Additionally, the Plan provides that the Company will distribute shares of Stock to directors who satisfy certain meeting attendance requirements. The Plan provides that 4,000,000 shares of Stock be reserved for use under the plan in addition to the shares which remain available from the 4,200,000 shares originally reserved under the Plan and 4,000,000 reserved in 1997. Any shares subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Stock which is forfeited shall become available for use again under the Plan. The terms of any grant to a key employee shall be determined under the Plan and the related Option Agreement or Restricted Stock Agreement.

  The following discussion summarizes the principal features of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan.

  Administration. The Plan is administered in the absolute discretion of the Committee, which shall be composed of at least three members who each shall in the Company's judgment be a "non-employee director", under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" under (S) 162(m) of the Code.

  Participants. Any employee of the Company or any subsidiary or affiliate of the Company designated by the Committee may participate in the Plan; provided the Committee, acting in its absolute discretion, determines such employee to be key, directly or indirectly, to the success of the Company. The Company estimates that approximately 450 employees of the Company, its subsidiaries and affiliates presently are eligible to participate in the Plan.

  The Committee may grant Options or Restricted Stock under the Plan to such key employees as the Committee may determine, not to exceed 60,000 options for shares for each key employee for each calender year, except for the Company's Chief Executive Officer, to whom options for 100,000 shares may be granted each calender year. However, the 60,000 share cap and the 100,000 share cap may be exceeded in the discretion of the Committee in connection with recruiting a new employee. Each grant of an Option shall be evidenced by an Option Agreement stating whether the Option is an ISO or an NQO and such terms and conditions as the Committee deems consistent with the terms of the Plan. No Option shall be treated as an ISO to the extent that the aggregate fair market value of Stock which first becomes exercisable by an individual in any calendar year exceeds $100,000 and any such Option shall be treated as an NQO to the extent of such excess. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement setting forth any conditions under which the grant will be effective and the conditions under which the key employee's interest will become nonforfeitable.

  Under the Plan, the Committee has established a program under which grants of Options are conditioned on the purchase of Stock by the key employee and on the key employee holding such Stock for a specified period. All Stock purchases made by a key employee under such program shall be made in the open market and the Committee shall grant any related Option at an Option Price equal to the purchase price paid by the key employee for the Stock bought on the open market. This program is known as the "Share NCBC Program".

  Option Price. The Option Price of an Option granted under the Plan will be no less than the fair market value of the Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a key employee who is a Ten Percent Shareholder, the Option Price shall be no less than 110% of the fair market value of a share of Stock on the date of grant. The Option Agreement may, at the discretion of the Committee, provide for payment of the Option Price in cash, by check or in Stock which the key employee has held for at least 90 days, or a combination of cash, check and such Stock.

  Surrender of Options. The Committee in an Option Agreement can grant a key employee the right to surrender an Option on any date that (1) the fair market value of the Stock subject to the Option exceeds the Option Price, and (2) the Option is otherwise exercisable. In exchange for the surrendered shares, the key employee shall receive a payment (in cash or Stock, or a Combination of cash and Stock) equal to the excess of the fair market value of such shares over the Option Price for such shares on the date of surrender.

  Exercise Period. Each Option granted under the Plan will be exercisable in whole or in part as set forth in the Option Agreement under which such Option is granted, but no Option will be exercisable during the six months after the date such Option is granted, and each Option will expire after the earlier of
(1) the date such option is exercised in full, (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO granted to a key employee who is a Ten Percent Shareholder, or (3) the date which is the tenth anniversary of the date such option is granted if the Option is an NQO or an ISO granted to a key employee who is not a Ten Percent Shareholder. An Option Agreement may provide for the exercise of an Option after the employment of the key employee has terminated.

  Restricted Stock. Restricted Stock grants become effective as of the date set by the Committee or upon the timely satisfaction of all conditions to the grant. If a Restricted Stock grant fails to become effective, in whole or in part, the underlying shares of Stock are treated as forfeited. The holder of Restricted Stock is entitled to receive any cash dividends and to vote the Stock underlying such grant. A share of Stock ceases to be Restricted Stock when the key employee's interest becomes nonforfeitable under the terms of the Plan and the related Restricted Stock Agreement. The Committee may authorize a cash bonus to a key employee to pay any tax liability attributed to the Restricted Stock grant becoming nonforfeitable or to the payment of the cash bonus itself.

  Stock for Meeting Attendance. The Plan provides that each Bank Director of the Company and each Bank Director of certain subsidiaries and affiliates shall receive for each calendar year beginning with 1997, 100 shares of Stock if he or she attends all of the regularly scheduled meetings of each Board of Directors on which he or she serves. Each Director shall be required to agree upon request to hold such shares for at least 6 months and, further, for investment only.

  Securities Registration. The Company agrees to take all action it deems necessary to register the original issuance of Stock issued pursuant to the Plan under any applicable securities laws. The Company has no obligation, however, to take any action in connection with the transfer, resale or other disposition of such Stock by a key employee.

  Non-transferability. No option which is an ISO and no related surrender right shall be transferable by a key employee other than by will or by the laws of descent and distribution, and any such option and any such surrender right shall be exercisable during the lifetime of a key employee only by such key employee. However, an option which is an NQO and any related surrender right and any restricted stock grant may be transferable by a key employee to the extent provided in the related option or restricted stock agreement subject to certain terms and conditions set forth in the plan.

  Adjustment of Shares. The Plan provides for adjustment by the Committee in an equitable manner of the number, kind or class of shares of Stock (1) reserved under the Plan, (2) subject to Options and granted under the Plan, and (3) underlying Restricted Stock grants, to reflect changes in the capitalization of the Company and in the event of certain transactions which provide for the substitution or assumption of such Options or Restricted Stock grants.

  Sale, Merger or Change in Control. If the Company agrees to sell all or substantially all of its assets or agrees to any merger or consolidation or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or a tender offer is made which could lead to a change in control (as defined in the plan) of the Company, any and all conditions to the exercise of any outstanding option automatically shall be waived, any and all restrictions on any restricted stock grant shall lapse, and the Board shall have the right to cancel each such option and each such restricted stock grant after providing a reasonable period (which shall not be less than 30 days) to exercise each such option and to take such other action as is necessary or appropriate to receive the shares of stock subject to each restricted stock grant. Further, if a key employee at that time has satisfied the stock purchase requirements for the grant of an additional option under the "Share NCBC Program", such option shall be granted as if all other requirements for such grant had been satisfied and such option shall remain 100% exercisable for a reasonable period (which shall not be less than 30 days) and thereafter shall be treated the same as any other option held by a key employee."

  Term of the Plan. The Plan shall terminate either (1) on the tenth anniversary of the Plan's original effective date (i.e., September 9, 2003), in which case the Plan shall continue in effect until all outstanding grants have been surrendered, exercised, forfeited, become forfeitable or are no longer exercisable, or (2) if earlier, on the date on which all of the Common Stock reserved under the Plan has been issued or is no longer available for use under the Plan.

  Amendment to the Plan. The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of NCBC required under (S)(S) 162(m) and 422 of the Code. The Board may also suspend the granting of Options and Restricted Stock under the Plan at any time and may terminate the Plan at any time. The Board however, may modify, amend or cancel any Options or Restricted Stock previously granted only under certain circumstances.

  Federal Income Tax Consequences Summary. This is a summary of the federal income tax consequences of the grant, exercise, or surrender of an Option and the grant of Restricted Stock under the Plan under present law. This summary is based on current federal income tax laws, regulations (including certain proposed regulations), and judicial and administrative interpretations of such laws. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described in this summary. Furthermore, employees participating in the Plan may be subject to taxes other than federal income taxes, such as state and local income taxes and estate or inheritance taxes. Accordingly, prior to surrendering or purchasing shares under the Plan, or selling or otherwise disposing of such shares, or the lapse of any restrictions on any restricted stock, each employee should consult his or her own tax adviser for advice regarding the tax consequences resulting from his or her surrender, purchase, sale, or other disposition of the shares or the lapse of such restrictions, in light of his or her individual circumstances.

  Grant of Options.

  As identified in an option agreement, each Option granted under the Plan is either an ISO or a NQO. An ISO or a NQO also may include a stock appreciation right feature. Any employee is not subject to any federal income tax upon the grant of an Option pursuant to the Plan nor will the grant of an Option result in an income tax deduction for the Company.

  Exercise of Incentive Stock Options.

  As a result of the exercise of an ISO and the related transfer of Company Stock to an employee, the employee normally will not recognize any income for federal income tax purposes and the Company (or any subsidiary of the Company) normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of shares transferred upon the exercise of an ISO over the Option Price of such shares (the "spread") generally will constitute an item of alternative minimum tax adjustment for the year in which the Option is exercised. Thus, notwithstanding that an employee will not recognize income for federal income tax purposes upon the exercise of an ISO, the employee's federal income tax liability may be increased as a result of such exercise under the alternative minimum tax rules of the Code. The portion of an employee's minimum tax liability, if any, attributable to the spread may give rise to a credit against such employee's regular tax liability in later years.

  If the Company Stock transferred pursuant to the exercise of an ISO is disposed of within two years from the date of the grant of the Option or within one year from the date of exercise (the "holding periods"), the employee generally will recognize ordinary income equal to the lesser of
(1) the gain realized (which would be the excess of the amount realized on the disposition over the option price) or (2) the spread. The balance, if any, of the employee's gain over the amount treated as ordinary income on a disposition generally will be long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. Under current law, net capital gain (which would be the excess of net long-term capital gain over net short-term capital loss) of individuals is subject to a maximum marginal tax rate of 28%, while ordinary income may be subject to tax at higher rates. The Company normally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the employee.

  Following satisfaction of the holding periods, the sale or other taxable disposition of shares of Company Stock acquired by the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the ISO

Option Price. The Company will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.

  Exercise of NQO.

  As a result of the exercise of a NQO, the employee generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the employee upon exercise over the Option Price. Such fair market value generally will be determined on the date of such transfer (within the meaning of (S) 83 of the Code). The employee will recognize ordinary income in the year such fair market value is determined, and the Company generally will be entitled to a corresponding federal income tax deduction, provided the Company satisfies applicable federal income tax reporting requirements. Depending on the period the Stock is held after exercise, the sale or other taxable disposition of shares of Company Stock acquired through the exercise of a NQO generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares as determined for purposes of (S) 83 of the Code.

  Special Rules.

  Special rules will apply to an employee who exercises an Option by paying the Option Price, in whole or in part, by the transfer to the Company of previously acquired shares of Company Stock.

  Stock Appreciation Right.

  An employee will recognize ordinary income for federal income tax purposes upon the exercise of a stock appreciation right which is granted as part of an ISO or NQO under the Plan. An employee who exercises a stock appreciation right will receive cash, Company Stock or a combination of cash and Company Stock upon the exercise of such right in an amount equal to the excess of the fair market value of the surrendered shares subject to the Option over the Option Price for the surrendered shares. The employee will recognize ordinary income on any cash received as of the date he actually or constructively receives such cash and on the fair market value of any Company Stock transferred to him as a result of the exercise of such right as of the date of such transfer (as determined under (S) 83 of the Code). The Company, generally, will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee in the same taxable year in which the employee recognizes such income if the Company satisfies the federal income tax reporting requirements applicable to such transaction. Any gain or loss recognized upon the disposition of Company Stock acquired pursuant to the exercise of a stock appreciation right will qualify as long-term or short-term capital gain or loss depending on how long the employee holds such Stock before such disposition.

  Restricted Stock.

  The Committee has the right to grant Company Stock to an employee subject to such restrictions as the Committee deems appropriate. The taxation of a grant will be governed by (S) 83 of the Code. Thus the fair market value of the Stock will be taxable to the employee (absent an election under (S) 83(b) of the Code) as ordinary income at the time the Stock transferred to the employee pursuant to the grant no longer is subject to a substantial risk of forfeiture (as defined in (S) 83 of the Code) or the stock is transferable (within the meaning of (S) 83 of the Code) taking into account that if the employee is subject to suit under Section 16(b) of the Exchange Act of 1934, the date there no longer is a substantial risk of forfeiture or the Stock is transferable may be treated as delayed for up to six months. If an election is made under (S) 83(b) of the Code, the fair market value of the Stock will be taxable to the employee at the time the Stock is transferred to the employee pursuant to the grant. The Company, generally, will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee in the taxable year the employee recognizes such income if the Company satisfies the federal income tax reporting requirements applicable to such transaction.

                              ACCOUNTING MATTERS

  At its March 9, 2000 meeting, the Board of Directors appointed Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the current year. Ernst & Young LLP has acted in this capacity since 1971. The Board of Directors considers Ernst & Young LLP to be well qualified and recommends that the shareholders vote to ratify that appointment.

  In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending December 31, 2000 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Such disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

  A representative of Ernst & Young LLP is expected to be available at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  The Audit Committee serves the principal functions of recommending to the Board of Directors the persons or firm to be employed as independent auditors of the Company; reviewing with such auditors the scope of their engagement, their report of audit and the accompanying management letter, if any; consulting with the independent auditors and management with regard to the Company's accounting methods and the adequacy of the Company's internal system of accounting control; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and considering the range of the independent auditors' audit and non-audit fees. The members of the Audit Committee of the Board of Directors are Messrs. McNeill (Chairman), Barton, Brown, Daughdrill, Canale, and Thompson.

                         ANNUAL REPORT TO SHAREHOLDERS

  The annual report of the Company for the fiscal year ended December 31, 1999, including all financial statements, is being mailed with this Proxy Statement.

                          ANNUAL REPORT ON FORM 10-K

  The Company will provide without charge, at the written request of any beneficial shareholder of record on March 10, 2000, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

      NATIONAL COMMERCE BANCORPORATION
      One Commerce Square
      Memphis, Tennessee 38150
      Attention: Kathy Shelton
                   Assistant Treasurer

                      VOTING OF PROXIES AND REVOCABILITY

  When the Proxy is properly executed and returned to the Board of Directors, the shares represented by the Proxy will be voted as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to any particular matter to be acted upon, the shares represented by the Proxy will be voted in favor of such matter. Any shareholder giving a Proxy may revoke it at any time before it is voted. Revocation of a Proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed Proxy bearing a later date. A shareholder who is present at the Annual Meeting may revoke the Proxy and vote in person if he so desires.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Board of Directors will request banks and brokers to solicit their customers having a beneficial interest in the Company's stock registered in the names of nominees, and the Company will reimburse such banks and brokers for their reasonable out-of-pocket expenditures made in such solicitations. Proxies may be solicited by employees of the Company or NBC by mail, telephone, telecopy, telegraph and personal interview. The Board of Directors does not presently intend to pay compensation to any individual or firm for the solicitation of proxies; however, if the Board of Directors should deem it necessary and appropriate, it may retain the services of an outside individual or firm to assist in the solicitation of Proxies.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its corporate offices no later than December 23, 2000 in order to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to such meeting. The Company shall have discretionary voting authority with respect to any stockholder proposals that are received by the Company after February 14, 2001.

                                 OTHER MATTERS

  The minutes of the Annual Meeting of the Shareholders held on April 22, 1998, will be presented at the meeting for approval. It is not intended that approval of the minutes will constitute ratification of the matters referred to therein.

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed Proxy will vote such Proxy on such matter in accordance with their best judgment.

                                          David T. Popwell
                                          Secretary

March 31, 2000

                       NATIONAL COMMERCE BANCORPORATION

                                     PROXY

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 26, 2000

     The undersigned hereby appoints THOMAS M. GARROTT; JAMES E. MCGEHEE, JR.; and DAVID T. POPWELL, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of National Commerce Bancorporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, April 26, 2000, at 10:00 a.m. local time, in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournments thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

1.     ELECTION OF DIRECTORS

       [_] FOR all nominees listed below (except as marked to the contrary below.)

       [_]     WITHHOLD AUTHORITY to vote for all nominees listed:
               (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below.)

               Class II to serve until Annual Meeting of Shareholders in 2003: John D. Canale, III; R. Lee Jenkins; W. Neely Mallory, Jr.; James E. McGehee, Jr.; William R. Reed, Jr.; and G. Mark Thompson

2. RATIFICATION OF THE BOARD OF DIRECTOR'S APPOINTMENT of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 2000.

                        FOR [_]     AGAINST [_]     ABSTAIN [_]

3. APPROVAL OF PROPOSAL TO INCREASE BY 4,000,000 SHARES the total number of shares of the Company's Common Stock for which options to purchase may be granted pursuant to the Company's 1994 Stock Plan, as Amended and Restated.

                        FOR [_]     AGAINST [_]     ABSTAIN [_]


   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO
       DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE
         ABOVE-MENTIONED PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY
      PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER,
       THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS
            PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

Please sign and date below and return the proxy material in the enclosed envelope, whether or not you plan to attend the annual meeting.

Please date this proxy and sign
exactly as your name or names              Date                      2000
appear hereon.  When more than one             ----------------------
owner is shown below, each should
sign.  When signing in fiduciary
or representative capacity, please         ------------------------------
give full title.  If this proxy is
submitted by a corporation, it
should be executed in the full             ------------------------------
corporate name by a duly authorized
officer.  If this proxy is submitted
by a partnership, it should be             ------------------------------
executed in partnership name by an
authorized person.